Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

I, Dr. David Dalton, Chief Executive Officer of Univec, Inc., certify, pursuantto 18 U.S.C. 1350, as enacted by 906 of the Sarbanes-Oxley Act of 2002,that:

(1) the Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2007 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Univec,Inc.

Date: August 13, 2007	By: /s/ David Dalton
Dr. David Dalton, Chief Executive Officer